EXHIBIT - 10.45


                    MODIFICATION TO LOAN & SECURITY AGREEMENT


This Fourth Modification to Revolving Credit Loan & Security Agreement (this "Modification") is entered into as of June 9, 2000, by and between Comerica Bank
- California ("Bank") and Versant Corporation ("Borrower").

                                    RECITALS

         A. Bank and Borrower are parties to that certain Revolving Loan and Security Agreement (Accounts and Inventory) dated as of May 15, 1997, as amended (as amended supplemented, or otherwise modified from time to time, the "Agreement"). In addition, Borrower executed in favor of Bank that certain Variable Rate-Installment Note dated as of March 19, 1998 in the original principal amount of Two Million Five Hundred Twenty Two Thousand Eighty Nine Dollars and Ninety Five Cents ($2,522.089.95) (as amended, supplemented or otherwise modified from time to time the "Term Note"). The Agreement, the Term Note, and all related and supporting documents are referred to in this Agreement as the "Loan Documents."

         B. As of the date hereof, there is no principal amount owing under the Agreement. As of the date hereof, there is owing under the Term Note the principal amount of Seven Hundred Seventy Thousand Six Hundred thirty-eight Dollars ($770,638), together with unpaid interest attorneys' fees and costs. Such amount, plus accruing interest and ongoing attorneys' fees and costs are hereinafter sometimes referred to herein as the "Existing Debt."

         C. Borrower and Bank desire to amend certain provisions of the Agreement, all in accordance with the terms of this amendment.

         NOW.  THEREFORE, the parties agree as follows:

1. ACKNOWLEDGEMENT OF LIABILITY. As of the date of this Agreement, Borrower owes Bank an amount equal to the Existing Debt. Borrower reaffirms all of its obligations under the Loan Documents and hereby forever waives and relinquishes any and all claims, offsets or defenses that Borrower may now have with respect to the payment of sums due and the performance of other obligations under the Loan Documents. The security interests granted to Bank in the Agreement in the Collateral remain perfected. first priority liens.

2. Amendments to Agreement. The Agreement is hereby amended as follows:

         (a) The First sentence of Section 3.1 is amended to read as follows:

                  This Agreement shall remain in full force and effect until June 1. 2001, or until terminated by notice by Borrower.

         (b)      Subsection b of  Section 6. 17 is amended to read as follows:

                  Tangible Effective Net Worth in an amount not less than Six Million Dollars ($6.000,000):

3. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective only upon:

               (a) receipt by the Bank of the following (each of which shall be in form and substance satisfactory to Bank):

                    (i) counterparts of this Amendment duly executed on behalf of the Borrower and the Bank:

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                    (ii) copies of resolutions of the Board of Directors or
other authorizing documents of Borrower, authorizing the execution and delivery of this Agreement.

               (b) Bank shall have a nonrefundable amendment fee in the amount of $50,000, plus all Bank Expenses incurred in connection with this amendment: and

               (c) completion of such other matters and delivery of such other agreements, documents and certificates as Bank may reasonably request.

4. REPRESENTATION AND WARRANTIES. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

5.       MISCELLANEOUS.

               (a) SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns: provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

               (b) ENTIRE AGREEMENT. This Amendment and the Loan Documents contain the entire agreement of the parties hereto, and supersede any other oral or written agreements or understandings.

               (c) COURSE OF DEALING: WAIVERS. No course of dealing on the part of Bank or its officers nor any failure or delay in the exercise of any, right by Bank. shall operate as a waiver thereof. and any single or partial exercise of any such right shall not preclude any later exercise of any, such right. Bank's failure at time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

               (d) LEGAL EFFECT. Except as amended by this Amendment the Agreement the Term Note. and all other Loan Documents remain in full force and effect. If any, provision of this amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment and the balance of this Amendment shall remain in full force and effect. Unless otherwise defined all capitalized terms in this Amendment shall have the meaning set forth in the Agreement.

               (e) COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.


VERSANT CORPORATION


By, ____________________
Gary Rhea
Chief Financial Officer


COMERICA BANK-CALIFORNIA


By, _____________________
Roland Tucker
Title Vice President